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                                                                    EXHIBIT 99.1


ENCORE ACQUISITION COMPANY ANNOUNCES EXECUTIVE CHANGE

FORT WORTH, Texas - March 26, 2003 - Encore Acquisition Company ("Encore") (NYSE: EAC) announces the resignation of Gene R. Carlson, COO effective today.

Jon Brumley, CEO, said that "Gene is one of our founders and has been important to Encore's success. All of us at the Company wish him the very best. To Gene's credit, he built a wonderful technical staff and we will be able to cover his responsibilities from within the Company."

Organized in 1998, Encore is a growing independent energy company engaged in the acquisition, development and exploitation of North American oil and natural gas reserves. Encore's oil and natural gas reserves are located in the Williston Basin of Montana and North Dakota, the Permian Basin of Texas and New Mexico, the Anadarko Basin of Oklahoma, the Powder River Basin of Montana and the Paradox Basin of Utah.



Contacts: Encore Acquisition Company

Morris B. Smith
Executive Vice President and CFO
817-339-0908

Rani M. Wainwright
Assistant Treasurer
817-339-0919